                                                                    EXHIBIT 4.51

                                                                 (Debenture with
                                                              Sinking Fund Form)

                           [Form of Face of Security]

No._____________                                                   $____________


                             ILLINOIS POWER COMPANY
             (Incorporated Under the Laws of the State of Illinois)
                        _____% Debenture Due ___________

         Illinois Power Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to) for value received, hereby promises to pay to ________or registered assigns, the principal sum of __________ Dollars ($___________) on ___________.

                 Interest Payment Dates: ______________________
                        Record Dates:___________________

         See the reverse side hereof for additional provisions, including certain definitions.

         In Witness Whereof, Illinois Power Company has caused this Security to be signed (manually or by facsimile signature) in its name by its President or any Vice President, and corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by its Secretary or an Assistant Secretary.

Dated: ______________, _____

Authenticated: ______________, _____


THE CHASE MANHATTAN BANK                                ILLINOIS POWER COMPANY
         as Trustee

By _______________________________                  By _________________________
         Authorized Officer                             Its ____________________

                  or                                             (SEAL)


___________________________________                 By _________________________
         as Authenticating Agent                        Its


By ________________________________
         Authorized Officer

                         [Form of Reverse of Security]

                             ILLINOIS POWER COMPANY
                       ______% Debenture Due ____________

                  1. Interest. Illinois Power Company, an Illinois corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on ____________ and _________ of each year. Interest on the Securities (as hereinafter defined) will accrue from the most recent (date to which interest has been paid or, if no interest has been paid, from ________________.


                  2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the _____________ or _______________ next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent at a Place of Payment to collect principal payments. The Company will pay principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (and premium, if any) and interest by its check payable in such to collect principal payments. The Company will pay principal (and premium. if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However. the Company may pay principal (and premium; if any) and interest by its check payable in such money. The Company may mail an interest check to a holder's registered address.

                  3. Paying Agent, Registrar, Place of Payment. The Company maintains an office or agency in the Borough of Manhattan in the City of New York, New York where the Securities may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands with respect to the Securities may be made. Initially, The Chase Manhattan Bank (the "Trustee"), _______________, New York, New York ______, will act as Paying Agent and Registrar and the Place of Payment is the office of the Trustee set forth above,
         Attention: ________________. The Company may appoint Co-Paying Agents or Co-Registrars and change any Paying Agent, Registrar, Place of Payment or Co-Paying Agent or Co-Registrar without notice. The Company may act as Paying Agent, Registrar or Co-Registrar.

                  4. Indenture. This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Debt Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of July 15, 1986 (herein called the "Indenture"), between the Company and the Trustee to which Indenture and all indentures supplemental thereto (including those provisions of the Trust Indenture Act of 1939 made a part thereof) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a series designated as the _____% Debentures Due ______________ of the Company (herein called the "Securities"), limited in aggregate principal amount to $___________ (except for Securities issued in substitution for destroyed, lost or stolen Securities). The Securities are unsecured general obligations of the Company.

                  5. [Optional Redemption. The Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

                  YEAR           PERCENTAGE      YEAR        PERCENTAGE
                  _______        _________       _______     __________
                  _______        _________       _______     __________
                  _______        _________       _______     __________
                  _______        _________       _______     __________
                  _______        _________       _______     __________

         However, the Company may not so redeem Securities before ____________ directly or indirectly from or in anticipation of money borrowed by or for the account of the Company or a subsidiary at an interest cost of less than ______% per annum.]

                  6. [Mandatory Redemption. (a) The Company will redeem $_______ principal amount of Securities on ___________ and on each _______ thereafter through _________ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. As and for a sinking fund for the retirement of such Securities, the Company will, until all the Securities are paid or payment thereof provided for, deposit with the Trustee, prior to _______ in each of the years _______ to _________, inclusive an amount in cash sufficient to pay the redemption price of the Securities to be redeemed in such year as provided above in this subparagraph (a), less the amount of any credit against such payment received by the Company under the following subparagraph. Each such sinking fund payment shall be applied to the redemption of Securities on such __________ as herein provided.

                  (b) The Company may deliver Securities theretofore acquired by the Company or apply Securities previously redeemed (other than any Securities previously redeemed through the operation of the sinking fund) in satisfaction of all or any part of any sinking fund payment required to be made pursuant to the preceding subparagraph; provided that such Securities shall not have been theretofore used for the purpose of any such credit. Each such Security shall be credited for such purpose by the Trustee at the redemption price set forth in the preceding subparagraph for redemption through the operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

                  (c) If in any year commencing with the year __________ to and including the year ____________ the Company shall elect to satisfy all or any part of the next ensuing sinking fund payment by crediting Securities pursuant to the preceding subparagraph, then on or before _______________ in such year the Company will deliver to the Trustee an Officers' Certificate specifying the portions of the next ensuing sinking fund payment which are to be satisfied, respectively, by payment of cash, by delivering Securities theretofore acquired and by application of previously redeemed Securities, and will deliver to the Trustee any Securities to be so delivered. In case of the failure, on or before __________ in any such year, of the Company to give such notice and to deliver any such Securities, the next ensuing sinking fund obligation shall be paid entirely in cash. On or before ______________ in each such year the Trustee shall select the Securities to be redeemed upon the next ensuing ________________ in the manner specified in the Indenture, and shall cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in the Indenture. Such notice having been duly given, the redemption of such Securities shall be made on such _____________ upon the terms and in the manner set forth herein. ]

                  7. [Additional Optional Redemption. In addition to redemptions pursuant to paragraph ________, the company may redeem not more than $__________ principal amount of Securities on _________ and on each __________ thereafter through _____________ at a redemption price of 100% of aggregate principal amount, plus accrued interest to the redemption date.]

                  8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $_____________ may be redeemed in part but only in whole multiples of $________________. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

                  9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $____________ and whole multiples of $____________. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  10. Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

                  11. Amendments and Waivers. Subject to certain exceptions, the Indenture may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Securities together with the consent of the holders of at least a majority in aggregate principal amount of each other series of Debt Securities which are affected by the amendment. Subject to certain exceptions, the Securities may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Securities and any existing default may be waived with the consent of the holders of a majority in aggregate principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

                  12. Defaults and Remedies. An Event of Default is: (a) default for 30 days in payment of interest on the Securities; (b) default for 3 Business Days in payment of principal (and premium, if any) on them;
         (c) failure by the Company for 60 days alter notice to it to comply with any of its other agreements in the Indenture or the Securities; and (d) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33% in aggregate principal amount of Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal (and premium, if any) or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance statement to the Trustee.

                  13. Trustee Dealings with Company. The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

                  14. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim made on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A(= Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Illinois Power Company, Attention: Secretary, 500 South 27th Street, Decatur, Illinois 62525.